0 DuPont First Quarter 2017 Earnings CONFERENCE CALL APRIL 25TH, 2017 DuPont First-Quarter 2017 Earnings CONFERENCE CALL APRIL 25TH, 2017

1 Regulation G This document includes information that does not conform to U.S. generally accepted accounting principles (GAAP) and are considered non-GAAP measures. These measures include the company’s consolidated results and earnings per share on an operating earnings basis, which excludes significant items and non-operating pension and other post employment benefit costs (operating earnings and operating EPS), total segment pre-tax operating earnings, operating costs and corporate expenses on an operating earnings basis. Management uses these measures internally for planning, forecasting and evaluating the performance of the Company’s segments, including allocating resources and evaluating incentive compensation. Management believes that these non-GAAP measurements are meaningful to investors as they provide insight with respect to ongoing operating results of the company and provide a more useful comparison of year-over-year results. From a liquidity perspective, management uses free cash flow which is defined as cash provided by/used for operating activities less purchases of property, plant and equipment. Free cash flow is useful to investors and management to evaluate the company’s cash flow and financial performance, and is an integral financial measure used in the company’s financial planning process. These non-GAAP measurements supplement our GAAP disclosures and should not be viewed as an alternative to GAAP measures of performance. This data should be read in conjunction with previously published company reports on Forms 10-K, 10-Q, and 8-K. These reports, along with reconciliations of non-GAAP measures to GAAP are available on the Investor Center of www.dupont.com under Filings and Reports – Reconciliations and Other Data. Reconciliations of non-GAAP measures to GAAP are also included with this presentation. Forward-Looking Statements This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed merger of equals transaction with The Dow Chemical Company (the “DowDuPont Merger”) and the proposed transaction with FMC Corporation (FMC) and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the DowDuPont Merger or the proposed transaction or to make or take any filing or other action required to consummate such transactions in a timely manner or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to, (i) the completion of the DowDuPont Merger and the proposed transaction on anticipated terms and timing, including obtaining regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the new combined company’s or the Health and Nutrition business’s operations and other conditions to the completion of the DowDuPont Merger and the proposed transaction, (ii) the possibility that the DowDuPont Merger and the proposed transaction may not close, including because the various approvals, authorizations and declarations of non-objections from certain regulatory and governmental authorities with respect to either the DowDuPont Merger or the proposed transaction may not be obtained, on a timely basis or otherwise, including that these regulatory or

2 Forward-Looking Statements, Continued governmental authorities may not approve of FMC as an acceptable purchaser of the Ag business in connection with the proposed transaction or may impose conditions on the granting of the various approvals, authorizations and declarations of non-objections, including requiring the respective Dow, DuPont and FMC businesses, including the Health and Nutrition business (in the case of DuPont) and the Ag business (in the case of FMC), to divest certain assets if necessary to obtain certain regulatory approvals or otherwise limiting the ability of the combined company to integrate parts of the Dow and DuPont businesses and/or the DuPont and Health and Nutrition businesses, (iii) the ability of DuPont to integrate the Health and Nutrition business successfully and to achieve anticipated synergies, (iv) potential litigation or regulatory actions relating to the DowDuPont Merger or the proposed transaction that could be instituted against DuPont or its directors, (v) the risk that disruptions from the DowDuPont Merger or the proposed transaction will harm DuPont’s business, including current plans and operations, (vi) the ability of DuPont to retain and hire key personnel, (vii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the DowDuPont Merger or the proposed transaction, (viii) uncertainty as to the long-term value of DowDuPont common stock, (ix) continued availability of capital and financing and rating agency actions, (x) legislative, regulatory and economic developments, (xi) potential business uncertainty, including changes to existing business relationships, during the pendency of the DowDuPont Merger or the proposed transaction that could affect DuPont’s financial performance, (xii) certain restrictions during the pendency of the DowDuPont Merger or the proposed transaction that may impact DuPont’s ability to pursue certain business opportunities or strategic transactions and (xiii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors. These risks, as well as other risks associated with the DowDuPont Merger or the proposed transaction, are or will be more fully discussed in (1) DuPont’s most recently filed Form 10-K, 10-Q and 8-K reports, (2) DuPont’s subsequently filed Form 10-K and 10-Q reports and (3) the joint proxy statement/prospectus included in the Registration Statement filed with the SEC in connection with the DowDuPont Merger. While the list of factors presented here is, and the list of factors presented in the relevant Form 10-K, 10-Q and 8-K reports and the Registration Statement are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on DuPont’s consolidated financial condition, results of operations, credit rating or liquidity. DuPont assumes no obligation to publicly provide revisions or updates to any forward looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

3 1Q 2017 Financial Results $ in millions, except EPS * 1Q 2017 U.S. GAAP earnings included a net charge of $0.04 per share including transaction costs, restructuring charges, a benefit from the gain on the sale of a business, and income tax items. Prior year U.S. GAAP earnings included a net benefit of $0.18 per share primarily related to a gain on the sale of an entity. ** See appendix for reconciliations of non-GAAP measures. *** Organic sales growth is defined as the sum of volume and local price & product mix. 1Q17 vs. 1Q16 EPS U.S. GAAP earnings* $1.52 9% Operating earnings** $1.64 30% 1Q17 vs. 1Q16 Consolidated Net Sales $7,743 5% Volume*** 4% Local Price & Product Mix*** 1% Currency Impact - Portfolio - Segment Operating Earnings** $1,991 16%

4 Global Sales – Regional Highlights U.S. & Canada 46% EMEA* 27% Asia Pacific 19% Latin America 8% Region % Worldwide +5% U.S. & Canada - EMEA* +5% Asia Pacific +13% Latin America +14% Developing Markets** +15% 1Q 2017 Sales by Region 1Q 2017 Sales YOY% Change * Europe, Middle East & Africa ** Total developing markets is comprised of Developing Asia, Developing Europe, Middle East & Africa, and Latin America. A detailed list of all developing countries is available on the Earnings News Release link on the Investor Center website at www.dupont.com.

5 1Q 2017 EPS Variance $0.24 $0.04 $0.01$0.07 $0.02 1Q16 Segment Results EGL Tax Corp Exp & Int AVG Shares 1Q17 $0.13 GAAP EPS $1.39 1Q16 Sig Items & Non-Op Pension* ($0.12) GAAP EPS $1.52 1Q17Sig Items & Non-Op Pension* Operating EPS* $1.26 Operating EPS* $1.64 ➢ Segment results increased $0.24 per share primarily driven by improved volume, local price benefits and cost savings. ➢ Exchange gains/(losses) contributed $0.07 per share in the quarter primarily due to the absence of currency devaluations in the prior year. ➢ A lower base tax rate impacted earnings by $0.04 per share primarily reflecting a benefit associated with the adoption of a recent accounting pronouncement. ➢ A net decrease in corporate and interest expenses contributed $0.02 per share in the quarter. ➢ Lower average shares outstanding added $0.01 per share in the quarter. Key Factors * See appendix for details of significant items and reconciliation of non-GAAP measures.

6 *See appendix for details of significant items and reconciliation of non-GAAP measures ➢ Agriculture results improved on local price and volume growth. Pricing growth was driven by the continued expansion of Pioneer® brand hybrids with Leptra® insect protection and increased sunflower seed sales in Europe. Volume growth was driven by the change in timing of seed deliveries, increased insecticides and sunflower seed sales, partially offset by the expected decrease in corn acreage in North America. ➢ Performance Materials increased on higher volumes and cost savings. Increased demand for polymers in automotive markets and specialty copolymers growth in packaging, as well as timing benefits from second quarter 2017, were partially offset by lower ethylene sales in preparation for the 2Q cracker turnaround. ➢ Electronics & Communications increased on volume growth and the absence of a $16 million prior year litigation expense. Volume growth was driven by increased demand in consumer electronics and semiconductor markets, as well as stronger photovoltaic material sales. Operating earnings included a gain on the sale of a business offset by costs associated with a legal matter. ➢ Nutrition & Health increased on plant productivity, mix enrichment and cost savings. Volume growth in probiotics and emulsifiers was offset by declines in protein solutions and systems and texturants. ➢ Industrial Biosciences rose primarily due to higher sales, an increase in joint venture performance and cost savings, partly offset by CleanTech weakness. ➢ Protection Solutions results increased as volume growth and cost savings were offset by increases in raw materials, unfavorable mix and lower plant productivity. ➢ Other increased on higher costs associated with discontinued businesses. Key Factors $135 $82 $30 $17 $12 $1 ($3) 1Q16 Ag PM E&C N&H IB DPS Other 1Q17 $1,717 Segment Operating Earnings* $1,991 Total Segment Operating Earnings* 1Q 2017 Segment Operating Earnings Variance ($ in millions)

7 Balance Sheet and Cash March 31, 2017 Free Cash Flow* • Reflects normal seasonal cash outflow • Year-over-year improvement of over $200 million ➢ Cash flow from operations improvement - ~$180 million ➢ Lower capital expenditures - ~$25 million Balance Sheet • $4.5 billion in net debt** ➢ Increase from year-end due to normal seasonal working capital requirements Expected Uses of Cash for 2017 • $1.3 billion for normal dividends*** • Capex spend in line with depreciation and amortization -2.2 -2.1 -2.0 -1.9 -1.8 -1.7 2016 2017 $ B il li o n s 0 4 8 12 16 Sep-15 Dec-15 Mar-16 Jun-16 Sep-16 Dec-16 Mar-17 $ B ill io n s Gross Debt Cash Net Debt** Free Cash Flow* Cash and Debt * Free Cash Flow, a non-GAAP measure, is cash used by operating activities of ($1,624MM) and ($1,806MM) less purchases of plant, property and equipment of $330MM and $357MM for the period ended March 31, 2017, and 2016, respectively. ** See appendix for reconciliation of non-GAAP measures. *** Dividends on common stock after the proposed merger with Dow will be a decision of the DowDuPont board.

Other Highlights 1Q 2017 (% of sales) GAAP Basis* Operating Earnings** Basis Operating costs* 24.3%, up 90 bps 21.5%, down ~130 bps SG&A 16.3%, up ~105 bps 13.7%, down ~80 bps *Operating costs defined as other operating charges, selling, general & administrative, and research & development costs. GAAP basis includes significant items, such as transaction costs associated with merger with Dow and restructuring charges, and non-operating pension/OPEB costs. **See appendix for reconciliation of non-GAAP measures. 8

9 First-Half 2017 Expectations and Outlook * See appendix for reconciliation of Non-GAAP measures • Net sales expected to increase low-single-digits percent versus prior year. The impact of the change in timing of seed shipments in Agriculture and strength in global automotive markets is anticipated to be partially offset by the expected reduction in planted corn acres in North America. • U.S. GAAP EPS of ~$2.42, expected decline of about 6 percent versus prior year – Estimated transaction costs for merger with Dow of ~$0.30 per share – Prior-year net benefit from significant items of $0.20 per share • Operating EPS* of ~$2.90, expected growth of about 16 percent versus prior year • FY 2017 Base tax rate ~22-23 percent – Unfavorable versus prior year due to anticipated geographic mix of earnings • FY 2017 capital expenditures in line with depreciation & amortization

10 Agriculture Pioneer, Crop Protection 1Q15 1Q16 1Q17 10.0% 20.0% 30.0% 40.0% 1,000 1,050 1,100 1,150 1,200 1,250 M a rg in $ in M ill io n s 1Q Operating Earnings1Q Sales Vol 2%, Local Price 2%, Currency 1%, Port./Other -1% 1,500 2,000 2,500 3,000 3,500 4,000 4,500 1Q16 Volume Local Price 1Q17 (ex-curr & portf.) Curr. Portf./ Other 1Q17 3,786 $ in M ill io n s 3,928 1Q 2017 Results Solid results despite continued challenging Ag environment and decreased corn acreage. Sales of $3.9 billion increased 4 percent driven by 2-percent price appreciation and a 2-percent increase in volume. ➢ Price increase led by double-digit gains in Brazil with continued expansion of Pioneer® brand hybrids with Leptra® insect protection. Price appreciation also realized through launch of Pioneer® brand soybeans with Roundup Ready 2 Xtend®* technology, and increased sunflower seed sales. ➢ Volume improvement driven by the change in timing of seed deliveries which benefitted first quarter by approximately $140 mil lion, increased insecticides and sunflower seed sales, partially offset by an expected decrease in corn acreage in North America. Operating earnings increased $135 million, or 12 percent, on improved pricing and volume growth. ➢ Operating margins expanded by about 240 basis points. 1H 2017 Outlook Sales forecast to increase mid-single digits percent driven by volume growth, pricing gains and the positive impact of currency. ➢ Volume growth forecast to be driven by the shift in timing of seed deliveries, increased new product sales (Xtend®* soybeans, FeXapanTM herbicide, ZorvecTM fungicide), increased sunflower seed sales, and increased insecticide volume partially offset by lower expected corn acreage. ➢ Price appreciation led by double-digits gains in Brazil from Leptra®, full launch of Xtend®* soybeans in North America, and increased sunflower seed sales in Europe. Operating earnings forecast to increase high-single digits percent driven by volume growth, pricing gains, and the positive impact of currency. ➢ Forecasting higher product costs driven by higher soybean costs in North America. * Registered trademark of Monsanto used under license

AGRICULTURE PIPELINE POISED TO CONTINUE TO DELIVER SOLUTIONS IN THE NEAR & LONG-TERM

*Aggregate estimated peak sales of pipeline programs ~$20B***

	RECENT LAUNCHES	2017	2018-19	BEYOND
SEEDS & TRAITS	• Pioneer® brand soybeans with Roundup Ready 2 Xtend® technology • Pioneer® brand hybrids with Leptra® insect protection in Brazil	• Leptra® insect protection in Argentina • Stewarded, limited commercial launch of Pioneer® brand Qrome™ products	• Pioneer® brand Optimum® GLY canola* • Herbicide Tolerant Canola with LibertyLink® trait • Expanded commercial launch of Qrome™ products	• Corn & soy insect control • Next-gen soybeans • Optimum® GLY canola + LibertyLink® traits
CROP PROTECTION	• Zorvec™ disease control • DuPont™ Lumiderm™, Lumivia™ and Dermacor® seed treatment	• Expanded Zorvec™ launch in AP and LA • Vessarya™ disease control in LA • Lumisena™ seed treatment	• Pyraxalt™ insect control* • Zorvec™ expansion into EMEA*	• New class of nematicides • New MOA - disease control

*Pending regulatory approvals

** Represents the aggregate estimated peak sales of programs represented on slide; not inclusive of all pipeline programs and excludes crop protection pipeline products to be divested.

Qrome™ products are approved for cultivation in the U.S. and Canada and have also received import approval in a number of importing countries. DuPont Pioneer continues to pursue additional import approvals for Qrome™ products, including in China, in accordance with Excellence Through Stewardship Product Launch Guidance.

11

12 Performance Materials 1Q15 1Q16 1Q17 0% 6% 12% 18% 24% 30% 0 80 160 240 320 400 M a rg in $ in M ill io n s 1Q Operating Earnings1Q Sales Vol 11%, Local Price 0%, Currency -1%, Port./Other 0% $ in M ill io n s 1,249 1100 1200 1300 1400 1500 1Q16 Volume Local Price 1Q17 (ex-curr & portf.) Curr. Portf./ Other 1Q17 1,368 1Q 2017 Results Strong demand for polymers in automotive markets, specialty copolymers growth in packaging and timing benefits from 2Q drove increased volumes. Sales of $1.4 billion increased 10 percent as 11-percent volume growth was partially offset by a 1-percent negative impact from currency. ➢ Zytel®, Delrin® and Rynite® polymers, and Vamac® and Hytrel® elastomers all delivered volume growth in excess of 10 percent. ➢ Volume growth was driven by increased demand in automotive markets, particularly in China and Europe, and share gains. Overal l volume was constrained by lower ethylene sales as the business prepares for a planned turnaround of the ethylene cracker in the second quarter. ➢ Kalrez® and Vespel® high-performance parts delivered record sales fueled by strong demand in semiconductor and aerospace markets. Operating earnings increased $82 million, or 30 percent, on volume growth and cost savings partially offset by preparation for the turnaround. ➢ Operating margins expanded by about 410 basis points. 1H 2017 Outlook According to IHS, global autobuilds are expected to be up 4 percent in the first half primarily driven by growth in China. Sales forecast to increase mid-single-digits percent driven by volume growth partially offset by the negative impact of currency. ➢ Volume growth expected to be driven by auto builds, share gains, and growth in industrial and consumer markets. Operating earnings forecasted to increase high-single-digits percent driven by volume growth and cost savings partially offset by higher raw material costs and the planned turnaround of the ethylene cracker. ➢ Forecasting higher product cost driven by higher raw material costs in key feedstocks including butadiene and benzene.

13 Electronics & Communications 1Q15 1Q16 1Q17 0% 5% 10% 15% 20% 25% 0 30 60 90 120 M a rg in $ in M ill io n s 1Q Operating Earnings1Q Sales Vol 15%, Local Price 0%, Currency -1%, Port./Other -1% 452 400 450 500 550 1Q16 Volume Local Price 1Q17 (ex-curr & portf.) Curr. Portf./ Other 1Q17 $ i n M il li o n s 493 510 1Q 2017 Results Sales of $510 million increased 13 percent as 15-percent volume growth was partially offset by negative impacts from currency and portfolio changes. ➢ Volume growth was driven by improved demand in consumer electronics and semiconductor markets and stronger photovoltaic material sales. ➢ Growth in consumer electronics was driven by improved market demand coupled with a weak first quarter 2016. Operating earnings of $89 million increased $30 million, or 51 percent, on volume growth and the absence of a $16 million prior year litigation expense. ➢ Operating earnings included a gain on the sale of a business offset by costs associated with a legal matter. ➢ Operating margins expanded by 440 basis points. 1H 2017 Outlook In the first half of 2017, we expect continued moderate strength in key markets, primarily consumer electronics, semiconductors and photovoltaics. Consumer electronics markets are improving versus 2016, but on fundamentally slower growth rates compared with historical trends. Module installations in the photovoltaic market are forecast to increase mid-single-digits percent year over year. Growth rates are down from prior-year due to reduced government subsidies and grid capacity constraints in China. Sales expected to grow high-single-digits percent versus prior year driven largely by volume growth in consumer electronics and semiconductor markets. Volume growth will be partially offset by lower local price and the portfolio impact from the sale of a business. Operating earnings are expected to increase mid-20 percent on volume growth, the absence of a $16 million prior year litigation expense, and cost savings.

14 Nutrition & Health 1Q15 1Q16 1Q17 0% 6% 12% 18% 30 60 90 120 150 M a rg in $ in M ill io n s 1Q Operating Earnings1Q Sales Vol 0%, Local Price 0%, Currency -1%, Port./Other 0% 700 750 800 850 1Q16 Volume Local Price 1Q17 (ex-curr & portf.) Curr. Portf./ Other 1Q17 $ in M ill io n s 801 789 1Q 2017 Results Sales of $789 million decreased 1 percent due to a negative impact from currency. ➢ Organic growth was flat, as volume growth in probiotics and emulsifiers was offset by lower demand in protein solutions and systems and texturants. ➢ Probiotics volumes grew more than 25 percent driven by demand in Asia Pacific and North America. ➢ In protein solutions, volume declines resulted from business specific actions to exit certain low margin markets coupled with inventory destocking in the U.S. Operating earnings of $121 million increased $17 million, or 16 percent, on plant productivity, mix enrichment and cost savings. ➢ Operating margin expanded by 235 basis points. ➢ The segment has now delivered 15 consecutive quarters of margin expansion. 1H 2017 Outlook In 2017, we continue to expect markets to remain challenging, particularly in the Middle East and Latin America due to economic instability. Sales expected to be down low-single-digits percent as volume growth in probiotics and cultures will be more than offset by negative impacts from currency and portfolio changes. Operating earnings are expected to be up about 10 percent, as volume growth, cost savings and margin expansion from plant productivity and product mix will be partially offset by a negative impact from a portfolio change. Portfolio impact to first-half earnings is about $7 million.

15 Industrial Biosciences 1Q 2017 Results: Sales of $368 million increased 5 percent. Organic growth of 6 percent was driven by volume gains in biomaterials and bioactives as well as benefits from local price in biomaterials for carpeting. ➢ Biomaterials growth was led by Sorona® apparel volume and carpeting volume and pricing. ➢ Gains in bioactives were led by grain processing and new product launches in food, partly offset by weak volume in animal nutrition. Operating earnings of $75 million increased $12 million (19 percent) with higher sales, improved joint venture performance and cost savings, partly offset by CleanTech weakness. ➢ Operating margins expanded by about 250 basis points. 1H 2017 Outlook Sales growth anticipated in the mid-single-digits percent. The company expects continued gains from biomaterials, strong volume growth and sales from new product introductions in bioactives and flat sales from CleanTech. Operating earnings expected to increase in the high-teens percent, driven by growth in enzymes and biomaterials as well as cost savings, partially offset by unfavorable mix. 1Q15 1Q16 1Q17 0.0% 6.0% 12.0% 18.0% 24.0% 0 20 40 60 80 M a rg in $ in M ill io n s 1Q Operating Earnings1Q Sales Vol 4%, Local Price 2%, Currency -1%, Port./Other 0% 250 300 350 400 1Q16 Volume Local Price 1Q17 (ex-curr & portf.) Curr. Portf./ Other 1Q17 $ in M ill io n s 352 368

16 Protection Solutions 1Q 2017 Results: Sales of $747 million rose 2 percent. Organic growth of 3 percent was driven by volume gains in Nomex® thermal-resistant fiber, partly offset by Kevlar® high- strength materials pricing. ➢ High-teens growth in Nomex® reflected recovery in oil & gas markets and demand from mass transportation. ➢ Kevlar® sales were flat with less demand for U.S. military vehicle armor offset by composites and automotive growth. ➢ Low-single-digit declines in surfaces reflected customer inventory destocking ahead of 2Q new product introductions. ➢ Tyvek® protective materials down mid-single digits as growth in housewrap was offset by declines in medical packaging and protective apparel. Operating earnings of $177 million were slightly higher than last year as higher volumes and cost savings mostly offset higher raw materials costs, unfavorable mix and lower plant productivity. ➢ Operating margins contracted by 45 basis points. 1H 2017 Outlook Sales growth anticipated in the low-single digits percent with gains in Nomex®, Tyvek® and surfaces partly offset by declines from Kevlar®. Operating earnings are expected to be flat with higher volume and cost savings offset by higher product costs resulting from higher raw materials costs and lower plant productivity. 1Q15 1Q16 1Q17 0% 6% 12% 18% 24% 30% 0 50 100 150 200 M a rg in $ in M ill io n s 1Q Operating Earnings1Q Sales Vol 5%, Local Price -2%, Currency -1%, Port./Other 0% 650 700 750 800 1Q16 Volume Local Price 1Q17 (ex-curr & portf.) Curr. Portf./ Other 1Q17 729 747 $ in M ill io n s

17 Appendix: Supplemental Quarterly Information and Reconciliations of Non- GAAP Measures

INDEX PAGE SELECTED OPERATING RESULTS 19 SELECTED INCOME STATEMENT DATA 20 SEGMENT NET SALES 21 SEGMENT OPERATING EARNINGS 22 SIGNIFICANT ITEMS BY SEGMENT - PRETAX OPERATING INCOME; DEPRECIATION AND AMORTIZATION BY SEGMENT 23 RECONCILIATION OF NON-GAAP MEASURES 24-27 RECONCILIATION OF BASE INCOME TAX RATE TO EFFECTIVE INCOME TAX RATE 28 Note: Management believes that an analysis of operating earnings (as defined on page 19), a "non-GAAP" measure, is meaningful to investors because it provides insight with respect to ongoing operating results of the company. Such measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES QUARTERLY SUPPLEMENTAL FINANCIAL DATA AND NON-GAAP RECONCILIATIONS (UNAUDITED) March 31, 2017

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SELECTED OPERATING RESULTS (UNAUDITED)

(dollars in millions)

	1Q17	Year 2016	4Q16	3Q16	2Q16	1Q16	Year 2015	4Q15	3Q15	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	Year 2012
INCOME STATEMENT DATA																		
Consolidated Net Sales	7,743	24,594	5,211	4,917	7,061	7,405	25,130	5,299	4,873	7,121	7,837	28,406	5,849	5,905	8,058	8,594	28,998	27,610
Operating Earnings After Income Taxes, Attributable to DuPont [1] (Non-GAAP)	1,433	2,951	451	298	1,093	1,109	2,503	239	117	994	1,153	3,110	519	361	907	1,323	2,926	2,238
Significant Items - After-tax	(36)	(421)	(384)	(216)	19	160	(348)	(411)	88	32	(57)	112	79	(9)	44	(2)	(377)	(657)
Non-Operating Pension & OPEB (Costs) Benefits - After-tax [2]	(67)	(21)	187	(73)	(89)	(46)	(266)	(56)	(74)	(57)	(79)	(87)	(21)	(22)	(22)	(22)	(356)	(437)
Income from Continuing Operations After Income Taxes Attributable to DuPont (GAAP)	1,330	2,509	254	9	1,023	1,223	1,889	(228)	131	969	1,017	3,135	577	330	929	1,299	2,193	1,144
Depreciation	230	939	232	234	235	238	978	248	241	245	244	1,006	248	247	261	250	1,027	1,065
STATEMENT OF CASH FLOW DATA [3]																		
Cash (Used for) Provided by Operating Activities [4]	(1,624)	3,357	4,384	433	346	(1,806)	2,422	4,186	205	85	(2,054)	3,810	5,524	289	363	(2,366)	3,266	4,939
Capital Expenditures [5]	352	1,038	277	254	149	358	1,705	355	362	378	610	2,062	714	544	462	342	1,940	1,890

(1) Operating earnings are defined as earnings from continuing operations (GAAP) excluding "significant items" and "non-operating pension and other post employment benefit (OPEB) costs". Non-operating pension/OPEB costs includes all of the components of net periodic benefit cost from continuing operations with the exception of the service cost component.

(2) First quarter 2015 includes the impact of an after-tax exchange loss on non-operating pension of $23.

(3) Data is on a total company basis.

(4) Reflects the January 1, 2017 retrospective adoption of ASU 2016-09, Compensation - Stock Compensation (Topic 718), Improvements to Employee Share-Based Payment Accounting.

(5) Includes purchases of property, plant and equipment and investment in affiliates.

1Q17 Supplemental Financial Data and Non-GAAP Reconciliations 19 4/25/2017

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SELECTED INCOME STATEMENT DATA
OPERATING EARNINGS (UNAUDITED)
(dollars in millions, except per share)

	1Q17	Year 2016	4Q16	3Q16	2Q16	1Q16	Year 2015	4Q15	3Q15	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	Year 2012
Consolidated Net Sales	7,743	24,594	5,211	4,917	7,061	7,405	25,130	5,299	4,873	7,121	7,837	28,406	5,849	5,905	8,058	8,594	28,998	27,610
Total Segment Operating Earnings (1)	1,991	4,640	703	607	1,613	1,717	4,243	553	433	1,447	1,810	5,032	788	686	1,516	2,042	4,906	4,389
Adjusted EBIT (Operating Earnings) (1) (2)	1,855	4,182	723	444	1,511	1,504	3,757	372	286	1,305	1,794	4,599	806	768	1,283	1,742	4,019	3,311
Adjusted EBITDA (Operating Earnings) (1) (2)	2,136	5,440	1,002	724	1,850	1,864	5,095	675	577	1,666	2,177	5,965	1,122	1,064	1,663	2,116	5,360	4,680
Operating Earnings Before Income Taxes (1)	1,779	3,824	629	355	1,422	1,418	3,441	287	204	1,236	1,714	4,232	719	676	1,192	1,645	3,584	2,871
Operating Earnings Per Share (1) (3)	1.64	3.35	0.51	0.34	1.24	1.26	2.77	0.27	0.13	1.09	1.26	3.36	0.57	0.39	0.98	1.42	3.12	2.36

(1) See Reconciliation of Non-GAAP Measures.

(2) Adjusted EBIT from operating earnings is operating earnings (as defined on page 19) before income taxes, net income attributable to noncontrolling interests and interest expense. Adjusted EBITDA from operating earnings is adjusted EBIT from operating earnings before depreciation and amortization of intangible assets.

(3) Earnings per share for the year may not equal the sum of quarterly earnings per share due to changes in average share calculations.

1Q17 Supplemental Financial Data and Non-GAAP Reconciliations 20 4/25/2017

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES Year Year Year Year Year 1Q17 2016 4Q16 3Q16 2Q16 1Q16 2015 4Q15 3Q15 2Q15 1Q15 2014 4Q14 3Q14 2Q14 1Q14 2013 2012 Agriculture 3,928 9,516 1,393 1,119 3,218 3,786 9,798 1,550 1,093 3,218 3,937 11,296 1,732 1,563 3,610 4,391 11,728 10,421 Electronics & Communications 510 1,960 521 493 494 452 2,070 493 532 528 517 2,381 571 620 613 577 2,534 2,684 Industrial Biosciences 368 1,500 401 392 355 352 1,478 397 374 357 350 1,624 418 407 404 395 1,631 1,604 Nutrition & Health 789 3,268 809 823 835 801 3,256 807 810 826 813 3,529 843 899 926 861 3,473 3,422 Performance Materials 1,368 5,249 1,331 1,334 1,335 1,249 5,305 1,284 1,302 1,338 1,381 6,059 1,441 1,531 1,567 1,520 6,166 6,095 Protection Solutions 747 2,954 717 722 786 729 3,039 720 723 806 790 3,304 784 834 885 801 3,229 3,122 Other 33 147 39 34 38 36 184 48 39 48 49 213 60 51 53 49 237 262 CONSOLIDATED NET SALES 7,743 24,594 5,211 4,917 7,061 7,405 25,130 5,299 4,873 7,121 7,837 28,406 5,849 5,905 8,058 8,594 28,998 27,610 SEGMENT NET SALES SEGMENT NET SALES (UNAUDITED) (dollars in millions) 1Q17 Supplemental Financial Data and Non-GAAP Reconciliations 21 4/25/2017

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

OPERATING EARNINGS (UNAUDITED)

(dollars in millions)

SEGMENT OPERATING EARNINGS	1Q17	Year 2016	4Q16	3Q16	2Q16	1Q16	Year 2015	4Q15	3Q15	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	Year 2012
Agriculture	1,236	1,758	(19)	(189)	865	1,101	1,646	(54)	(210)	772	1,138	2,352	134	(56)	835	1,439	2,480	2,129
Electronics & Communications	89	358	98	108	93	59	359	87	104	89	79	336	92	90	84	70	314	237
Industrial Biosciences	75	270	67	78	62	63	243	78	61	50	54	269	69	58	71	71	232	228
Nutrition & Health	121	504	135	135	130	104	373	85	102	100	86	369	79	99	103	88	286	305
Performance Materials	355	1,297	328	371	325	273	1,216	281	317	301	317	1,267	326	366	293	282	1,249	1,140
Protection Solutions	177	668	142	162	188	176	641	147	146	181	167	672	169	174	181	148	553	475
Other	(62)	(215)	(48)	(58)	(50)	(59)	(235)	(71)	(87)	(46)	(31)	(233)	(81)	(45)	(51)	(56)	(208)	(125)
TOTAL SEGMENT OPERATING EARNINGS	1,991	4,640	703	607	1,613	1,717	4,243	553	433	1,447	1,810	5,032	788	686	1,516	2,042	4,906	4,389
Corporate Expenses	(69)	(340)	(88)	(83)	(83)	(86)	(573)	(160)	(111)	(148)	(154)	(677)	(134)	(167)	(174)	(202)	(773)	(842)
Interest Expense	(84)	(370)	(92)	(93)	(93)	(92)	(322)	(82)	(82)	(74)	(84)	(377)	(87)	(93)	(94)	(103)	(448)	(464)
OPERATING EARNINGS BEFORE INCOME TAXES AND EXCHANGE GAINS (LOSSES) (Non-GAAP)	1,838	3,930	523	431	1,437	1,539	3,348	311	240	1,225	1,572	3,978	567	426	1,248	1,737	3,685	3,083
Provision For Income Taxes on Operating Earnings, Excluding Taxes on Exchange Gains (Losses)	(404)	(845)	(50)	(101)	(323)	(371)	(712)	(7)	(91)	(268)	(346)	(692)	(13)	(56)	(279)	(344)	(680)	(685)
Net After-tax Exchange Gains (Losses) [(1)]	7	(122)	(24)	(28)	(17)	(53)	(127)	(68)	(32)	42	(69)	(166)	(35)	(8)	(59)	(64)	(66)	(136)
Less: Net Income Attr. to Noncontrolling Interests	8	12	(2)	4	4	6	6	(3)	-	5	4	10	-	1	3	6	13	24
OPERATING EARNINGS (Non-GAAP)	1,433	2,951	451	298	1,093	1,109	2,503	239	117	994	1,153	3,110	519	361	907	1,323	2,926	2,238
Net Income Attributable to Noncontrolling Interests	8	12	(2)	4	4	6	6	(3)	-	5	4	10	-	1	3	6	13	24
Non-Operating Pension & OPEB (Costs) Benefits - After-tax [(1)]	(67)	(21)	187	(73)	(89)	(46)	(266)	(56)	(74)	(57)	(79)	(87)	(21)	(22)	(22)	(22)	(356)	(437)
Significant Items - After-tax	(36)	(421)	(384)	(216)	19	160	(348)	(411)	88	32	(57)	112	79	(9)	44	(2)	(377)	(657)
INCOME FROM CONTINUING OPERATIONS AFTER INCOME TAXES (GAAP)	1,338	2,521	252	13	1,027	1,229	1,895	(231)	131	974	1,021	3,145	577	331	932	1,305	2,206	1,168

(1) In the first quarter 2015, the impact of an after-tax exchange loss on non-operating pension of $23 is excluded from Net After-tax Exchange Losses and is included within Non-Operating Pension & OPEB Costs-After tax above.

1Q17 Supplemental Financial Data and Non-GAAP Reconciliations 22 4/25/2017

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SIGNIFICANT ITEMS BY SEGMENT - PRETAX OPERATING INCOME (UNAUDITED)

(dollars in millions)

SEGMENT PRETAX IMPACT OF SIGNIFICANT ITEMS	1Q17	Year 2016	4Q16	3Q16	2Q16	1Q16	Year 2015	4Q15	3Q15	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	Year 2012
Agriculture	-	(37)	14	(13)	35	(73)	148	(30)	147	(4)	35	316	363	-	(47)	-	(351)	(469)
Electronics & Communications	(5)	4	(9)	(2)	8	7	(78)	(89)	-	11	-	(84)	(16)	-	(68)	-	(131)	(37)
Industrial Biosciences	(6)	(152)	2	(158)	3	1	(61)	(60)	-	(1)	-	(20)	(16)	-	(4)	-	(1)	(10)
Nutrition & Health	160	9	(3)	(1)	12	1	(50)	(46)	-	(4)	-	(15)	(7)	-	(8)	-	6	(49)
Performance Materials	(11)	5	(2)	2	9	(4)	(62)	(60)	-	(2)	-	292	(70)	-	362	-	(16)	(104)
Protection Solutions	(124)	14	4	-	7	3	105	(8)	-	113	-	(45)	(17)	-	(28)	-	6	(51)
Other	-	(11)	(8)	-	-	(3)	(40)	-	-	(3)	(37)	(10)	(7)	-	(3)	-	1	(137)
TOTAL SIGNIFICANT ITEMS BY SEGMENT - PRETAX	14	(168)	(2)	(172)	74	(68)	(38)	(293)	147	110	(2)	434	230	-	204	-	(486)	(857)

DEPRECIATION AND AMORTIZATION BY SEGMENT

(dollars in millions)

DEPRECIATION AND AMORTIZATION	1Q17	Year 2016	4Q16	3Q16	2Q16	1Q16	Year 2015	4Q15	3Q15	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	Year 2012
Agriculture	78	417	74	72	126	145	453	79	74	139	161	436	97	78	121	140	358	337
Electronics & Communications	21	87	21	22	22	22	100	30	23	24	23	97	23	25	23	26	105	113
Industrial Biosciences	25	100	25	24	25	26	101	25	26	24	26	102	25	26	26	25	98	106
Nutrition & Health	52	223	53	55	57	58	236	58	58	58	62	264	64	66	68	66	271	288
Performance Materials	32	130	33	32	34	31	125	33	30	31	31	139	33	35	35	36	162	171
Protection Solutions	36	146	36	37	35	38	156	38	40	39	39	168	41	41	43	43	178	166
Other	3	10	3	3	1	3	6	2	-	3	1	8	1	2	2	3	9	10
TOTAL DEPRECIATION AND AMORTIZATION BY SEGMENT	247	1,113	245	245	300	323	1,177	265	251	318	343	1,214	284	273	318	339	1,181	1,191

1Q17 Supplemental Financial Data and Non-GAAP Reconciliations 23 4/25/2017

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

(dollars in millions, except per share)

RECONCILIATION OF DILUTED EARNINGS PER SHARE (EPS) [1]	1Q17	Year 2016	4Q16	3Q16	2Q16	1Q16	Year 2015	4Q15	3Q15	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	Year 2012
EPS from continuing operations (GAAP)	1.52	2.85	0.29	0.01	1.16	1.39	2.09	(0.26)	0.14	1.06	1.11	3.39	0.63	0.36	1.00	1.39	2.34	1.20
Non-Operating Pension & OPEB Costs (Benefits) [2]	0.08	0.02	(0.22)	0.08	0.10	0.05	0.29	0.06	0.09	0.07	0.09	0.09	0.03	0.02	0.03	0.03	0.38	0.46
Significant Items	0.04	0.48	0.44	0.25	(0.02)	(0.18)	0.39	0.47	(0.10)	(0.04)	0.06	(0.12)	(0.09)	0.01	(0.05)	-	0.40	0.70
Operating EPS (Non-GAAP)	1.64	3.35	0.51	0.34	1.24	1.26	2.77	0.27	0.13	1.09	1.26	3.36	0.57	0.39	0.98	1.42	3.12	2.36

RECONCILIATION OF ADJUSTED EBIT / ADJUSTED EBITDA TO CONSOLIDATED INCOME STATEMENTS	1Q17	Year 2016	4Q16	3Q16	2Q16	1Q16	Year 2015	4Q15	3Q15	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	Year 2012
Income (Loss) From Continuing Operations After Income Taxes (GAAP)	1,338	2,521	252	13	1,027	1,229	1,895	(231)	131	974	1,021	3,145	577	331	932	1,305	2,206	1,168
Add: Provision for (Benefit from) income taxes on continuing operations	224	744	101	(69)	306	406	696	(190)	96	260	530	1,168	247	303	313	305	360	122
Income (Loss) From Continuing Operations Before Income Taxes	1,562	3,265	353	(56)	1,333	1,635	2,591	(421)	227	1,234	1,551	4,313	824	634	1,245	1,610	2,566	1,290
Add: Significant Items - Pretax - Charge / (Benefit)	113	519	557	297	(44)	(291)	453	622	(138)	(85)	54	(209)	(137)	10	(85)	3	485	930
Add: Non-Operating Pension & OPEB Costs (Benefits) - Pretax [2]	104	40	(281)	114	133	74	397	86	115	87	109	128	32	32	32	32	533	651
Operating Earnings Before Income Taxes (Non-GAAP)	1,779	3,824	629	355	1,422	1,418	3,441	287	204	1,236	1,714	4,232	719	676	1,192	1,645	3,584	2,871
Less: Net Income Attributable to Noncontrolling Interests	8	12	(2)	4	4	6	6	(3)	-	5	4	10	-	1	3	6	13	24
Add: Interest Expense	84	370	92	93	93	92	322	82	82	74	84	377	87	93	94	103	448	464
Adjusted EBIT (Operating Earnings) (Non-GAAP)	1,855	4,182	723	444	1,511	1,504	3,757	372	286	1,305	1,794	4,599	806	768	1,283	1,742	4,019	3,311
Add: Depreciation and Amortization	281	1,258	279	280	339	360	1,338	303	291	361	383	1,366	316	296	380	374	1,341	1,369
Adjusted EBITDA (Operating Earnings) (Non-GAAP)	2,136	5,440	1,002	724	1,850	1,864	5,095	675	577	1,666	2,177	5,965	1,122	1,064	1,663	2,116	5,360	4,680

(1) Earnings per share for the year may not equal the sum of quarterly earnings per share due to changes in average share calculations.
(2) First quarter 2015 includes the impact of an exchange loss on non-operating pension of $23.

1Q17 Supplemental Financial Data and Non-GAAP Reconciliations 24 4/25/2017

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

(dollars in millions)

CALCULATION OF NET DEBT

	Mar-17	Dec-16	Sep-16	Jun-16	Mar-16	Dec-15	Sep-15	Jun-15	Mar-15	Dec-14	Sep-14	Jun-14	Mar-14	Dec-13	Dec-12
Cash and Cash Equivalents	3,347	4,605	4,452	4,411	4,166	5,300	3,324	4,746	3,622	6,910	3,982	4,174	3,782	8,941	4,284
Marketable Securities	2,570	1,362	1,080	742	623	906	406	556	125	124	566	173	67	145	123
Total Cash	5,917	5,967	5,532	5,153	4,789	6,206	3,730	5,302	3,747	7,034	4,548	4,347	3,849	9,086	4,407
Short-Term Borrowings and Capital Lease Obligations	2,279	429	3,242	2,295	1,625	1,165	1,781	647	1,621	1,422	3,889	2,506	2,019	1,721	1,275
Long-Term Borrowings and Capital Lease Obligations	8,099	8,107	8,114	8,119	8,126	7,642	8,155	12,088	8,727	9,233	9,241	9,251	9,259	10,699	10,429
Total Debt	10,378	8,536	11,356	10,414	9,751	8,807	9,936	12,735	10,348	10,655	13,130	11,757	11,278	12,420	11,704
Net Debt (Non-GAAP)	4,461	2,569	5,824	5,261	4,962	2,601	6,206	7,433	6,601	3,621	8,582	7,410	7,429	3,334	7,297

CALCULATION OF FREE CASH FLOW [1]

	1Q17	Year 2016	4Q16	3Q16	2Q16	1Q16	Year 2015	4Q15	3Q15	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	Year 2012
Cash (Used for) Provided by Operating Activities (GAAP) [2]	(1,624)	3,357	4,384	433	346	(1,806)	2,422	4,186	205	85	(2,054)	3,810	5,524	289	363	(2,366)	3,266	4,939
Less: Purchases of Property, Plant and Equipment	330	1,019	260	252	150	357	1,629	338	353	373	565	2,020	709	530	461	320	1,882	1,793
Free Cash Flow (Non-GAAP)	(1,954)	2,338	4,124	181	196	(2,163)	793	3,848	(148)	(288)	(2,619)	1,790	4,815	(241)	(98)	(2,686)	1,384	3,146

(1) Data is on a total company basis.

(2) Reflects the January 1, 2017 retrospective adoption of ASU 2016-09, Compensation - Stock Compensation (Topic 718), Improvements to Employee Share-Based Payment Accounting.

1Q17 Supplemental Financial Data and Non-GAAP Reconciliations 25 4/25/2017

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

SEGMENT OPERATING EARNINGS MARGIN % (Segment Operating Earnings / Segment Net Sales) [(1)]	1Q17	Year 2016	4Q16	3Q16	2Q16	1Q16	Year 2015	4Q15	3Q15	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	Year 2012
Agriculture	31.5%	18.5%	-1.4%	-16.9%	26.9%	29.1%	16.8%	-3.5%	-19.2%	24.0%	28.9%	20.8%	7.7%	-3.6%	23.1%	32.8%	21.1%	20.4%
Electronics & Communications	17.5%	18.3%	18.8%	21.9%	18.8%	13.1%	17.3%	17.6%	19.5%	16.9%	15.3%	14.1%	16.1%	14.5%	13.7%	12.1%	12.4%	8.8%
Industrial Biosciences	20.4%	18.0%	16.7%	19.9%	17.5%	17.9%	16.4%	19.6%	16.3%	14.0%	15.4%	16.6%	16.5%	14.3%	17.6%	18.0%	14.2%	14.2%
Nutrition & Health	15.3%	15.4%	16.7%	16.4%	15.6%	13.0%	11.5%	10.5%	12.6%	12.1%	10.6%	10.5%	9.4%	11.0%	11.1%	10.2%	8.2%	8.9%
Performance Materials	26.0%	24.7%	24.6%	27.8%	24.3%	21.9%	22.9%	21.9%	24.3%	22.5%	23.0%	20.9%	22.6%	23.9%	18.7%	18.6%	20.3%	18.7%
Protection Solutions	23.7%	22.6%	19.8%	22.4%	23.9%	24.1%	21.1%	20.4%	20.2%	22.5%	21.1%	20.3%	21.6%	20.9%	20.5%	18.5%	17.1%	15.2%
TOTAL SEGMENT OPERATING EARNINGS MARGIN %	25.7%	18.9%	13.5%	12.3%	22.8%	23.2%	16.9%	10.4%	8.9%	20.3%	23.1%	17.7%	13.5%	11.6%	18.8%	23.8%	16.9%	15.9%

(1) Segment Operating Earnings margin %'s for Other (which includes consulting solutions, pre-commercial programs, pharmaceuticals, and non-aligned businesses) are not presented separately above as they are not meaningful; however, the results are included in the Total margin %'s above.

1Q17 Supplemental Financial Data and Non-GAAP Reconciliations 26 4/25/2017

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)
(dollars in millions)

Reconciliation of Operating Costs to Consolidated Income Statement Line Items

GAAP operating costs is defined as other operating charges, selling, general and administrative expenses, and research and development costs. The reconciliation below reflects operating costs excluding significant items and non-operating pension/OPEB costs.

	Three Months Ended March 31, 2017				Three Months Ended March 31, 2016			
	As Reported (GAAP)	Less: Significant Items[1]	Less: Non-Operating Pension/OPEB Costs	(Non-GAAP)	As Reported (GAAP)	Less: Significant Items[1]	Less: Non-Operating Pension/OPEB Costs	(Non-GAAP)
Other operating charges	$ 204	$ -	$ -	$ 204	$ 185	$ (23)	$ -	$ 208
Selling, general and administrative expenses	1,260	170	31	1,059	1,128	24	30	1,074
Research and development expense	416	-	16	400	418	-	11	407
Total	$ 1,880	$ 170	$ 47	$ 1,663	$ 1,731	$ 1	$ 41	$ 1,689

(1) Further information regarding significant items is included in our Quarterly Earnings Release financials.

Coporate expenses

The reconciliation below reflects GAAP corporate expenses (income) excluding significant items.

	Three Months Ended March 31,	
	2017	2016
Corporate expenses (income) (GAAP)	$ 196	$ (273)
Less: Significant items charge (benefit)[1]	127	(359)
Corporate expenses (Non-GAAP)	$ 69	$ 86

(1) Further information regarding significant items is included in our Quarterly Earnings Release financials.

1Q17 Supplemental Financial Data and Non-GAAP Reconciliations 27 4/25/2017

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES 2017 2016 2017 Outlook (1) 2016 Actual Effective income tax rate (GAAP) 14.3% 24.8% 16.6% 24.0% Significant items effect and non-operating pension/OPEB costs effect 4.7% (3.4%) 4.8% (1.9%) Tax rate, from continuing operations, before significant items and non-operating pension/OPEB costs 19.0% 21.4% 21.4% 22.1% Exchange gains (losses) effect (2) 3.0% 2.7% 1.6% 1.2% Base income tax rate from continuing operations (Non-GAAP) 22.0% 24.1% 23.0% 23.3% (1) Represents the company's anticipated tax rates for the six months ended June 30, 2017. (2) The company does not forecast the impact of exchange gains (losses) on the projected tax rate. Three Months Ended March 31, RECONCILIATION OF BASE INCOME TAX RATE TO EFFECTIVE INCOME TAX RATE (UNAUDITED) Base income tax rate is defined as the effective income tax rate less the effect of exchange gains (losses), significant items and non-operating pension/OPEB costs. Six Months Ended June 30, 1Q17 Supplemental Financial Data and Non-GAAP Reconciliations 28 4/25/2017

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